Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-221616, No. 333-239223, No. 333-258630, No. 333-264800, No. 333-268054 and No. 333-280304) on Form S-8 and (No. 333-278843) on Form S-3 of our reports dated February 27, 2025, with respect to the consolidated financial statements of Zai Lab Limited and subsidiaries and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Short Hills, New Jersey
February 27, 2025